EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact: Fred Zinn, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW INDUSTRIES THIRD-QUARTER 2012 EARNINGS ANNOUNCEMENT AND WEBCAST POSTPONED DUE TO EXPECTED SEVERE WEATHER CONDITIONS

Postponed Conference Call and Webcast Now Scheduled for 1 p.m. ET on Thursday, November 1st

White Plains, New York – October 30, 2012 – Drew Industries Incorporated (NYSE:DW), a leading supplier of components for recreational vehicles and manufactured homes through its wholly-owned subsidiaries, Lippert Components, Inc. and Kinro, Inc., today postponed its third-quarter 2012 earnings announcement due to the severe weather conditions related to Hurricane Sandy along the eastern United States.

The rescheduled earnings announcement will be made before the market opens on Thursday, November 1, 2012, with a conference call and webcast to follow at 1 p.m. the same day.

Fred Zinn, President and CEO of Drew said, “We have made this decision in view of the exceptional circumstances created by Hurricane Sandy along the eastern seaboard.  At this time our primary focus must be the safety of our employees along the path of the storm.”

Conference Call & Webcast
Drew will provide an online, real-time webcast of its third quarter 2012 earnings conference call on the Company’s website, www.drewindustries.com, on Thursday, November 1, 2012 at 1 p.m. Eastern time. The call can also be accessed at www.companyboardroom.com.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available by telephone by dialing (888) 286-8010 and referencing access code 91653989. A replay of the webcast will also be available on Drew’s website.

About Drew
Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs, manufactured homes, modular housing, truck caps and buses, and trailers used to haul boats, livestock, equipment and other cargo. Currently, from 31 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes. Additional information about Drew and its products can be found at www.drewindustries.com.